                                                                    EXHIBIT 99.1

SUPERIOR REPORTS RECORD FIRST-QUARTER RESULTS

         Beverly Hills, California - (Business Wire) - October 26, 2004 - Superior Galleries, Inc. ("Superior") (OTC Bulletin Board: SPGR) reported record revenues and net income for its fiscal 2005 first quarter ended September 30, 2004. The Company recorded revenues of $9.3 million in its 2005 first quarter, an increase of $3.4 million, or 57%, from $5.9 million for the three months ended September 30, 2003, primarily due to increased sales of rare coins year over year. Quarterly net income for the three months ended September 30, 2004 was $125,796, or $0.03 cents per basic share, $0.02 cents per share diluted, as compared to a loss of $65,744, or $0.02 per basic and diluted share, for the three months ended September 30, 2003.

         Silvano DiGenova, CEO of Superior, commented, "We are pleased to begin fiscal 2005 with a continuation of our strong third- and fourth-quarter 2004 trends. Achieving record revenues and net income for a third consecutive quarter gives us confidence as we continue our efforts to build a basis for sustained improvements in our operating results. Traditionally, our second quarter is our weakest, but we are making plans which we hope will, in the future, counteract that seasonality in a lasting way. Our plans include enhancing the e-commerce capabilities of our website, exploring and expanding into direct marketing venues to attract a broader base of customers, and seeking financing that will allow us to continue to grow our revenues in the rare coin market."

         Superior Galleries will hold a conference call on Tuesday, October 26, 2004 at 10:00 a.m. Pacific time to discuss financial results of its fiscal 2005 first quarter, ended September 30, 2004.

         To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. International callers should dial (706) 679-0614. There is no pass code required for this call.

         If you are unable to participate in the call at this time, a replay will be available on Tuesday, October 26 at 1:00 p.m. PDT, through Tuesday, November 2 at 9:00 p.m. PDT. To access the replay dial (800) 642-1687 and enter the conference ID number 1595173. International callers please dial (706) 645-9291.

         Additionally, a transcript and audio webcast replay of the conference call will be made available on the Superior Galleries web site at www.sgbh.com following the conclusion of the live call.

         Superior Galleries, Inc. is a publicly traded company, acting as a dealer and auctioneer in rare coins and other fine collectibles. The firm markets its products through its prestigious location in Beverly Hills, California and the company's web site at www.sgbh.com.

         Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including express and implied statements concerning future revenues, income, results of operations, expansion plans and expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward looking statements will prove to have been correct. These forward-looking statements are subject to certain risks and uncertainties, including market and other conditions that may affect our ability to expand our auction and dealer activities and control our operating costs. The company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors including sales levels, operating costs, distribution and competition trends, consumer preferences and other market factors. Past sales performance may not be indicative of future results. No assurances are given that sales trends or sales performance on behalf of consignors or customers will continue.


                             SUPERIOR GALLERIES, INC.
                             STATEMENTS OF OPERATIONS
          FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND SEPTEMBER 30, 2003
                                    (UNAUDITED)

                                                            Three Months Ended
                                                       September 30,  September 30,
                                                          2004            2003
                                                       ------------   ------------
Net sales                                              $ 8,512,805    $ 5,075,679

Commission income                                          756,791        840,679
                                                       ------------   ------------
TOTAL REVENUE                                            9,269,596      5,916,358

COST OF SALES                                            7,216,095      4,625,524
                                                       ------------   ------------

GROSS PROFIT                                             2,053,501      1,290,834

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             1,853,474      1,309,638
                                                       ------------   ------------

Income (loss) from operations                              200,027        (18,804)
                                                       ------------   ------------

OTHER INCOME (EXPENSE)
   Interest income                                         101,075        131,605
   Interest expense                                       (174,506)      (160,819)
   Other expense, net                                           --        (19,524)
                                                       ------------   ------------

      Total other income (expense)                         (73,431)       (48,738)
                                                       ------------   ------------

INCOME (LOSS) BEFORE PROVISION FOR TAXES                   126,596        (67,542)

INCOME TAX PROVISION                                           800         (1,798)
                                                       ------------   ------------

NET INCOME (LOSS)                                      $   125,796    $   (65,744)
                                                       ============   ============

Calculation of net income (loss) per share:
Net income (loss)                                          125,796    $   (65,744)
Preferred stock accretion                                       --        (16,677)
Preferred stock dividend                                        --        (12,500)
                                                       ------------   ------------
Net income (loss) applicable to common shares          $   125,796    $   (94,921)
                                                       ============   ============

NET INCOME (LOSS) PER SHARE
   Basic                                               $      0.03    $     (0.02)
                                                       ============   ============
   fully diluted                                       $      0.02    $     (0.02)
                                                       ============   ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

   Basic                                                 4,496,755      4,019,601
                                                       ============   ============
   fully diluted
                                                         8,169,985      4,019,601
                                                       ============   ============


Please see the Company's filing with the SEC for full financial results and accompanying notes to interim financial statements


                                         SUPERIOR GALLERIES, INC.
                                              BALANCE SHEETS
                        FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND JUNE 30, 2004

                                                                            September 30,    June 30,
                                                                                2004           2004
                                                                             (Unaudited)
                                                                            -------------   -------------
                                                  ASSETS

CURRENT ASSETS
   Cash                                                                     $     64,216    $    446,530
   Accounts receivable, net of allowance for uncollectible
      accounts of $115,522 (Sep. '04) and $259,007 (Jun. '04)                  3,373,010       3,712,866
   Auction and customer advances                                               5,020,881       6,401,873
   Inventories                                                                 7,430,539       6,106,593
   Prepaid expense and other                                                     105,080          50,574
                                                                            -------------   -------------

      Total current assets                                                    15,993,726      16,718,436

Property and equipment, net                                                      129,739         135,361
Other assets                                                                          --          11,100
                                                                            -------------   -------------

      TOTAL ASSETS                                                          $ 16,123,465    $ 16,864,897
                                                                            =============   =============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Line of credit - related party                                           $  7,500,000    $  6,600,000
   Line of credit                                                              2,500,000       2,500,000
   Accounts payable and accrued expenses                                       5,440,966       7,260,814
   Notes payable to a related party                                              350,000         300,000
   Series A stock redemption payable                                             412,500         343,750
                                                                            -------------   -------------

      Total current liabilities                                               16,203,466      17,004,564
                                                                            -------------   -------------

LONG-TERM LIABILITIES

   Notes payable to a related party, net of current portion                      550,000         600,000
   Series A stock redemption payable, net of current portion                     275,000         343,750
                                                                            -------------   -------------

      Total long-term liabilities                                                825,000         943,750
                                                                            -------------   -------------

         TOTAL LIABILITIES                                                    17,028,466      17,948,314
                                                                            -------------   -------------

COMMITMENTS AND CONTINGENCIES (NOTES 5, 6, 7 AND 9)

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, 3,193,000 shares undesignated,
      None outstanding
    Series B convertible preferred stock $1.00 par value 3,400,000 shares designated 3,400,000 shares issued
      and outstanding with a liquidation preference of $3,400,000              2,966,500       2,966,500
    Series D convertible preferred stock $1.00 par value
      2,000,000 shares designated 2,000,000 shares issued
      and outstanding with a liquidation preference of $2,000,000              1,931,456       1,931,456
   Common stock, $0.001 par value, 12,500,000 shares
      authorized; 4,509,942 outstanding as of September 30, 2004
      and 4,485,942 outstanding as of June 30, 2004                                4,510           4,486
   Additional paid in capital                                                  7,964,584       7,911,988
   Accumulated deficit                                                       (13,772,051)    (13,897,847)
                                                                            -------------   -------------

         Total stockholders' equity (deficit)                                   (905,001)     (1,083,417)
                                                                            -------------   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                        $ 16,123,465    $ 16,864,897
                                                                            =============   =============


Please see the Company's filing with the SEC for full financial results and accompanying notes to interim financial statements


         Contact:
         Superior Galleries, Inc., Beverly Hills
         Paul Biberkraut 310-203-9855 or paulb@sgbh.com

         Investor Relations Contact:
         CCG Investor Relations
         Sean Collins, Partner, at 818-789-0100

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